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                               FIRST AMENDMENT TO
                  NON-COMPETE AND TECHNOLOGY TRANSFER AGREEMENT


     THIS FIRST AMENDMENT (the "AMENDMENT") to that certain Non-Compete and Technology Transfer Agreement (the "AGREEMENT") by and among Oak Technology, Inc., a Delaware corporation ("OAK"), Pixel Magic, Inc., a Massachusetts corporation ("PIXEL"), and Peter D. Besen, a resident of Massachusetts ("SELLER"), is entered into as of June ___, 1997 by and among Oak, Pixel and Seller. All capitalized terms used but not defined in this Amendment have the meanings attributed to them in that certain Plan of Reorganization and Agreement of Merger (the "PLAN OF REORGANIZATION").


                                 R E C I T A L S


     A. Pursuant to the Plan of Reorganization entered into by and among Seller, Oak, Pixel and others, all of Pixel's capital stock held by Seller was converted into cash and a contingent right to receive cash, subject to and in accordance with the Plan of Reorganization. Seller, an employee of Pixel, entered into the Agreement in connection with the transactions consummated pursuant to the Plan of Reorganization.

     B. Concurrent with the execution and delivery of this Amendment, Oak, Pixel and the Agents of the Shareholders have entered into that certain Second Amendment to Plan of Reorganization and Agreement of Merger, which provides for the elimination of any contingencies affecting the rights of Seller and others to receive additional cash payments pursuant to the provisions of Section 2.6 of the Plan of Reorganization.

     C. In consideration of the removal of the contingencies limiting the right of Seller to receive additional cash payments, subject to and in accordance with the Plan of Reorganization, Seller has agreed to enter into this Amendment.


                                A G R E E M E N T


     1. AMENDMENT OF SECTION 1.6 OF THE AGREEMENT. Section 1.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

               1.6.  "TERM" means [    *    ] from [   *         ].

     2. EFFECT OF THIS AMENDMENT. Except as expressly set forth in this Amendment, all the provisions of the Agreement remain in full force and effect in accordance with the terms of the Agreement.

     3. GOVERNING LAW. It is the intention of the parties hereto that the internal laws of the Commonwealth of Massachusetts (irrespective of its choice of law principles) shall govern the validity of this Amendment, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

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     [*]  Confidential treatment has been requested for redacted portions which have been filed separately with the Commission.

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First Amendment to Non-Compete and
Technology Transfer Agreement
Page 2

     4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SELLER:


_______________________________
Peter D. Besen


PIXEL:

PIXEL MAGIC, INC.,
a Massachusetts corporation


By:  __________________________

Its: __________________________


OAK:

OAK TECHNOLOGY, INC.,
a Delaware corporation


By:  __________________________

Its: __________________________